Exhibit 99.1

Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	646-536-7017
pelenio@arbor.com	scarrington@theruthgroup.com

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com

Arbor Realty Trust, Inc. Announces Pricing of Public Offering

of Series C Cumulative Redeemable Preferred Stock

UNIONDALE, N.Y., February 20, 2014 (GLOBE NEWSWIRE) — Arbor Realty Trust, Inc. (the “Company”) (NYSE:ABR) announced today that it has priced the public offering of 900,000 shares of its 8.50% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), liquidation preference $25.00 per share, for gross proceeds of $22.5 million, before deducting underwriting discounts and estimated offering expenses. The Company has granted the underwriters a 30-day option to purchase up to an additional 135,000 shares of the Series C Preferred Stock to cover over-allotments, if any. The offering is expected to close on February 25, 2014.

The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

Deutsche Bank Securities Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc. and MLV & Co. LLC will serve as joint book-running managers for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The offering will be made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission.  The offering of these securities will be made only by means of a prospectus and related prospectus supplement.  When available, copies of the prospectus and accompanying preliminary prospectus supplement relating to these securities may be obtained by contacting Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, Email: prospectus.CPDG@db.com, Telephone: (800) 503-4611; JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attn: Prospectus Department, Telephone: (415) 835-8985; Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New

York, New York 10022, Telephone: (212) 409-2000; and MLV & Co. LLC, Attn: Randy Billhardt, Email: rbillhardt@mlvco.com, Telephone: (212) 542-5882.

About Arbor Realty Trust, Inc.

The Company is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. The Company commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the U.S. that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain statements in this press release, including with regard to the Company’s securities offering and contemplated use of proceeds, may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The Company can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate and capital markets, and other risks detailed in the prospectus supplement relating to the offering and the documents incorporated by reference therein, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.